EXHIBIT B

NAME OF PERSON FILING; ADDRESS OF PRINCIPAL BUSINESS OFFICE; CITIZENSHIP.

Madison Dearborn Capital Partners II, L.P., a Delaware limited partnership

Madison Dearborn Partners II, L.P., a Delaware limited partnership

Madison Dearborn Partners, Inc., a Delaware corporation

Three First National Plaza, Suite 3800

Chicago, IL 60602

Frontenac VII Limited Partnership, a Delaware limited partnership

Frontenac Masters VII Limited Partners, a Delaware limited partnership

Frontenac Company VII, LLC, a Delaware limited liability company

Paul D. Carbery, citizen of the United States

James E. Cowie, citizen of the United States

James E. Crawford III, citizen of the United States

Rodney L. Goldstein, citizen of the United States

Martin J. Koldyke, citizen of the United States

Martin Laird Koldyke, citizen of the United States

Laura P. Pearl, citizen of the United States

Jeremy H. Silverman, citizen of the United Kingdom

135 S. LaSalle Street, Suite 3800

Chicago, IL 60603

Royce J. Holland, citizen of the United States

c/o Allegiance Telecom, Inc.

9201 North Central Expressway

Dallas, TX 75231

Thomas M. Lord, citizen of the United States

c/o Allegiance Telecom, Inc.

3500 Piedmont Rd, Suite 340

Atlanta, GA 30305

C. Daniel Yost, citizen of the United States

c/o Allegiance Telecom, Inc.

9201 North Central Expressway

Dallas, TX 75231

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